UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 15, 2007

Asbury Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5511	01-0609375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, 37th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 885-2500

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Conditions.

Asbury Automotive Group, Inc. (the “Company”) issued a press release on February 15, 2007 announcing its financial results for the fourth quarter and year ended December 31, 2006, which press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7.01  Regulation FD Disclosure.

In the press release issued on February 15, 2007, the Company announced its adoption of a new plan (the “Plan”) to repurchase shares of the Company’s issued and outstanding common stock, par value $.01 per share (the “Common Stock”), during the 2007 fiscal year.  The purpose of the Plan is to mitigate the dilutive impact of the exercise of employee stock-based grants under the Company’s equity incentive plans.  If practical for the Company to do so and subject to market conditions, the Company may repurchase up to 1.3 million shares of its issued and outstanding Common Stock on the New York Stock Exchange or in privately negotiated transactions.  Such repurchase transactions shall be in accordance with the terms of Rule 10b-18 under the Securities Exchange Act of 1934, as amended.

A copy of the press release announcing the Company’s financial results for the fourth quarter and year ended December 31, 2006 as identified under Item 2.02, and the adoption of the Plan, is being furnished as Exhibit 99.1 to this Report and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 15, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: February 15, 2007	By:	/s/ Kenneth B. Gilman
		Name:	Kenneth B. Gilman
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 15, 2007.